THE SECURITIES REPRESENTED BY THIS PROMISSORY NOTE HAVE NOTE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION THEREFROM.

                         CAVION TECHNOLOGIES, INC.
                              PROMISSORY NOTE

                                                       Note No. -------
                                                       August ---, 1999

     FOR VALUE RECEIVED, the undersigned, Cavion Technologies, Inc., a Colorado corporation (the "Company"), does hereby promise to pay to the order of ----------------- ("Holder"), at ------------------------------,
or at such other place as Holder may hereafter designate in writing, the principal sum of $-------------- and interest on the unpaid principal balance thereof. The Company agrees to pay the Holder interest on the unpaid principal balance at the rate of fourteen percent (14%) per annum from the date of this promissory note until maturity. The entire unpaid principal balance, all accrued and unpaid interest, and any other sums due hereunder, shall be due on the first to occur of (i) one (1) year from the date of this promissory note, or (ii) the date when the Company receives the proceeds of its initial public offering of its Class A common stock, as filed in the SB-2 Registration Statement with the U.S. Securities and Exchange Commission on June 10, 1999, and as subsequently amended (the "Maturity Date"). Until the Maturity Date, accrued interest shall be payable quarterly, beginning January 1, 2000.

     This Promissory Note (the "Note") may be prepaid at any time, in whole or in part, without notice or penalty.

     If any of the following events shall occur (an "Event of Default") and shall be continuing: (a) default in the payment of quarterly interest and of principal and accrued interest of the Note on the Maturity Date;
(b) default in the due observance or performance of any other covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof or of the covenants set forth in the Subscription Agreement of even date herewith; (c) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under federal bankruptcy laws or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days;
(d) the institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under federal bankruptcy laws or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due or the taking of corporate action by the Company in furtherance of any such action;

then the Holder may provide notice of such default to the Company (the "Notice of Default") specifying such default and making the request that the same be remedied, and upon the expiration of the thirty (30) days period from the Company's receipt of the Notice of Default, if the default has not been cured, the unpaid principal balance of this Note, together with interest accrued thereon, shall be due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Company to the extent permitted by law.

     If an Event of Default shall occur, the unpaid principal balance of this Note shall bear interest after the expiration of the thirty (30) days period from the Company's receipt of the Notice of Default, at a default rate equal to the lesser of: (i) five percent (5%) above the prime rate quoted and in effect from time to time in the Wall Street Journal, or (ii) the highest rate permitted by law. If this Note is placed in the hands of an attorney for collection, the Company agrees to pay all collection costs and expenses, including reasonable attorneys' fees.

     The Holder intends to conform strictly to the usury laws now or hereafter in force in the State of Colorado. Any interest payable under this Note shall be subject to reduction by the amount in excess of the maximum non-usurious amount allowed under the usury laws of Colorado as now or hereafter construed by the courts having jurisdiction over such matters.

     By acceptance hereof, Holder agrees that this Note is being acquired for investment and that it/he/she will not offer, sell or otherwise dispose of this Note except under circumstances which will not result in a violation of the Securities Act of 1933, as amended.

     Neither this Note nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the Company and Holder. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party at its address or telecopy number contained in the Company's records or such other address or telecopy number as such party may hereafter specify in writing to the Company for that purpose. If to the Company, to 7475 Dakin Street, Suite 607, Denver, CO 80221, telecopy number 303/657-8210, attention President. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such message is transmitted to the telecopy number contained in the Company's records or such other number as a party may specify in writing to the Company at such address, or (ii) if given by any other means, the earlier of (x) when delivered by hand to the address contained in the Company's record or such other address as a party may specify in writing to the Company at such address, or (y) five (5) business days after the mailing of such notice by certified mail.

     IN WITNESS WHEREOF, the Company has caused this Note to be executed in its name by the signature of its President and attested by the signature of its Chief Financial Officer, and this Note to be dated August --, 1999.

                                        CAVION TECHNOLOGIES, INC.
ATTEST:



-----------------------------      By:  --------------------------
Marshall E. Aster,                      David J. Selina, President
Chief Financial Officer